EXHIBIT 99.4

                             COUNTRYWIDE CAPITAL III

                        INSTRUCTION TO REGISTERED HOLDER

                              FROM BENEFICIAL OWNER

                                       OF

      8.05% SUBORDINATED CAPITAL INCOME SECURITIES, SERIES A (SKISSM*)
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

To Registered Holder:

    The undersigned hereby acknowledges receipt of the Prospectus, dated
             , 1997 (the "Prospectus"), of Countrywide Capital III, a Delaware statutory business trust (the "Trust"), and Countrywide Credit Industries, Inc., a Delaware corporation, and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Trust's offer (the "Exchange Offer") to exchange its 8.05% Subordinated Capital Income Securities, Series B (the "New Capital Securities"), for a like aggregate liquidation amount of its issued and outstanding 8.05% Subordinated Capital Income Securities, Series A (the "Old Capital Securities"). Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

    This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Capital Securities held by you for the account of the undersigned.

    1. The aggregate liquidation amount of the Old Capital Securities held by you for the account of the undersigned is (fill in amount):

      $          of 8.05% Subordinated Capital Income Securities, Series A.

    2. With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    [ ] To TENDER the following Old Capital Securities held by you for the account of the undersigned (insert liquidation amount of Old Capital Securities to be tendered (if any)):

      $          of 8.05% Subordinated Capital Income Securities, Series A.

    [ ] NOT to TENDER any Old Capital Securities held by you for the account of the undersigned.


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*     SKIS is a servicemark of Lehman Brothers Inc.


   If the undersigned instructs you to tender Old Capital Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Trust, the Guarantor or Countrywide Home Loans, Inc., a wholly-owned subsidiary of the Guarantor, (ii) any New Capital Securities to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities to be received in the Exchange Offer and (iv) if the undersigned is not a broker-dealer or is a broker-dealer but will not receive New Capital Securities for its own account in exchange for Old Capital Secutities, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such New Capital Securities. If the undersigned is a broker-dealer, it represents that (a) such Old Capital Securities held by the undersigned are held only as a nominee or (b) such Old Capital Securities were acquired by the undersigned for the undersigned's own account as a result of market-making activities or other trading activities and the undersigned acknowledges that it will deliver a prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. By acknowledging that it will deliver and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


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                                    SIGN HERE

   Name of beneficial owner(s) (please print):
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   Signature(s):
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   Address:
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   Telephone Number:
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   Taxpayer identification or Social Security Number:
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   Date:
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